Exhibit 99.1

FOR IMMEDIATE RELEASE

Item 9 Labs Corp. Announces Second Quarter FY 2022 Financial Results with Revenue Growth of 9% to $6.6 Million

•	National Unity Rd. Dispensary Franchise Footprint Expands into Three New States
•	Cultivation, Production and Processing Expansion in Nevada Nears Completion with Phase One of Arizona Development also on Track
•	Management to Host Conference Call and Webcast to Discuss Key Operational and Financial Highlights Today at 4:30 p.m. ET

PHOENIX, May 16, 2022 /PRNewswire/ -- Item 9 Labs Corp. (OTCQX: INLB) (the “Company”)—a vertically integrated cannabis dispensary franchisor and operator that produces premium, award-winning products—today reported its fiscal second quarter operating and financial results for the three months ended March 31, 2022.

“Last year, our team focused on strengthening our position for future growth, both locally in Arizona and nationally across the U.S.,” said Item 9 Labs Corp.'s Chief Executive Officer, Andrew Bowden. “The momentum we’ve achieved over the past quarter demonstrates the power of this foundation and gives a glimpse into what’s ahead for our national growth and product excellence.”

Key Business Highlights During Q2 FY2022 (January 1 - March 31, 2022)

•	Expanded Unity Rd. dispensary franchise into three new markets – securing dispensary licenses in South Dakota and New Mexico as well as partnering with an existing dispensary in Oklahoma that is expected to be converted soon into a Unity Rd. shop.
•	Actively growing the Unity Rd. national footprint through accretive acquisitions of existing dispensaries that it intends will be converted into Unity Rd. shops.
•	Recent acquisition activity in the Denver market with the closing of an acquisition in Adams County, Colorado and an Asset Purchase Agreement for a medicinal and recreational dispensary and cultivator operating in the desirable Washington Park neighborhood of Denver.
•	Item 9 Labs’ Orion 710 series has been making waves throughout the Arizona market, sweeping the best indica and best sativa cannabis vape categories at Arizona’s Spring ERRL Cup in March.
•	Cultivation site in Pahrump, Nevada is almost completed.
•	Phase one of the Coolidge, Arizona master site development remains on track with a target completion date this summer.
•	Added franchising veteran Shane Evans to board of directors.

Bowden continued, “Focusing on execution sums up our plan for 2022 as we continue our mission to keep the door to cannabis entrepreneurship open to the everyday entrepreneur and bring more high-quality, alternative medicine to consumers nationwide. As large equity holders, our goals remain aligned with our shareholders in creating long-term value and brands that are built to last.”

Key Financial Highlights for Q2 FY2022 (compared with Q2 FY2021)

  Revenue increased 9% to $6.6 million
  Gross profit totaled $2.7 million
  Gross margin remained strong at approximately 40%
  Operating loss of $2.8 million compared with operating income of $0.5 million
  Net loss of $3.9 million compared with net income of $50 thousand
  Net loss included $1.1 million ($255,000 paid in cash) of interest expense compared with $.5 million ($143,000 paid in cash)
  Adjusted EBITDA loss of $0.9 million compared with adjusted EBITDA profit of $1.0 million (invested significantly in franchise expenses, human capital, and infrastructure for expansion)
  Cash and cash equivalents totaled $0.1 million as of March 31, 2022
  Escrow deposits of $10.1 million in cash set aside for expansion as of March 31, 2022

Conference Call and Webcast Information – Tuesday, May 16, 2022 at 4:30 p.m. ET (1:30 p.m. PT)

Item 9 Labs Corp.'s Chief Executive Officer Andrew Bowden and Chief Financial Officer Bobby Mikkelsen will host the Company's Q2 FY2022 results call.

  Date: Monday, May 16, 2022

  Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

  Access by Zoom: A live and archived webcast will be available via Sequire, click on this webcast link to register or access the replay.

  Access by Phone: Please call the conference telephone number 10-15 minutes prior to the start time: Dial-in number: 669-900-6833 // Meeting ID: 96267842685 // Passcode: 389480

  Questions: Please submit questions to investors@item9labscorp.com before the presentation begins. The management team will do their best to answer all questions.

ITEM 9 LABS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2022	2021
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$105,128	$1,454,460
Accounts receivable, net	1,177,003	1,448,280
Inventory	4,819,619	6,391,351
Prepaid expenses and other current assets	782,556	802,558
Total current assets	6,884,306	10,096,649

Property and equipment, net	24,009,739	10,877,848
Right of use asset	730,516	156,938
Construction escrow deposits	10,096,928	17,744,913
Deposits	98,701	600,000
Other assets	1,229,940	608,874
Intangible assets, net	19,590,433	18,659,095
Goodwill	58,233,386	58,064,816
Total Assets	$120,873,949	$116,809,133

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$5,522,921	$3,759,818
Accrued payroll and payroll taxes	2,646,036	2,678,694
Accrued interest	1,792,925	1,391,766
Accrued expenses	1,241,683	1,169,776
Deferred revenue, current portion	219,992	119,992
Notes payable, current portion, net of discounts	21,136,912	4,536,002
Income tax payable	3,324	—
Operating lease liability, current portion	219,773	56,592
Convertible notes payable, net of discounts	2,815,880	1,277,394
Total current liabilities	35,599,446	14,990,034

Deferred revenue, net of current portion	345,855	655,851
Operating lease liability, net of current portion	518,520	104,406
Notes payables, net of current portion and discounts	1,645,043	14,957,399

Total liabilities	38,108,864	30,707,690

Commitments and Contingencies

Stockholders' Equity:
Common stock, par value $.0001 per share, 2,000,000,000 shares authorized; 108,269,428 and 107,074,417 shares issued and 95,969,428 and 94,774,417 shares outstanding at March 31, 2022 and September 30, 2021, respectively	10,827	10,707
Additional paid-in capital	137,280,385	133,414,830
Accumulated deficit	(41,097,186)	(33,874,094)
Treasury stock	(13,450,000)	(13,450,000)

Total Item 9 Labs Corp. Stockholders' Equity	82,744,026	86,101,443
Non-controlling interest	21,059	—

Total Stockholders' Equity	82,765,085	86,101,443

Total Liabilities and Stockholders' Equity	$120,873,949	$116,809,133

ITEM 9 LABS CORP. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended	For the three months ended	For the six months ended	For the six months ended
	March 31, 2022	March 31, 2021	March 31, 2022	March 31, 2021

Revenues, net	$6,638,186	$6,110,631	$12,824,197	$9,150,195
Cost of revenues	3,960,948	3,121,045	7,748,193	4,729,176
Gross profit	2,677,238	2,989,586	5,076,004	4,421,019

Operating expenses
Professional fees and outside services	556,721	613,758	1,214,166	907,713
Payroll and employee related expenses	3,055,244	1,318,842	5,205,950	2,422,146
Sales and marketing	613,902	84,165	1,053,338	127,346
Depreciation and amortization	442,477	105,897	881,612	248,442
Other operating expenses	786,167	349,517	1,632,835	564,054
Provision for (recovery of) bad debt	(5,000)	—	(5,000)	—
Total expenses	5,449,511	2,472,179	9,982,901	4,269,701

Income (loss) from operations	(2,772,273)	517,407	(4,906,897)	151,318

Other income (expense)
Interest expense	(1,097,373)	(468,387)	(2,307,763)	(1,176,754)
Other income	318	—	318	—
Total other income (expense), net	(1,097,055)	(468,387)	(2,307,445)	(1,176,754)

Net income (loss), before income tax provision (benefit)	(3,869,328)	49,020	(7,214,342)	(1,025,436)

Income tax provision (benefit)	3,324	—	3,324	—

Net income (loss)	(3,872,652)	49,020	(7,217,666)	(1,025,436)
Less: Net income attributable to non-controlling interest	5,426	—	5,426	—

Net income (loss) attributable to Item 9 Labs Corp.	$(3,878,078)	$49,020	$(7,223,092)	$(1,025,436)

Basic net income (loss) per common share	$(0.04)	$0.00	$(0.08)	$(0.02)

Basic weighted average common shares outstanding	95,271,726	65,880,141	95,088,960	62,143,521

Diluted net income (loss) per common share	$(0.04)	$0.00	$(0.08)	$(0.02)

Diluted weighted average common shares outstanding	95,271,726	84,938,235	95,088,960	62,143,521

	Three months ended March 31,		Six months ended March 31,
	2022	2021	2022	2021
Net income (loss)	$(3,872,652)	$49,020	$(7,217,666)	$(1,025,436)
Depreciation and amortization	442,477	105,897	881,612	248,442
Interest expense	1,097,373	468,387	2,307,763	1,176,754
Income tax expense	3,324	—	3,324	—
Stock-based expense	1,363,485	304,672	1,870,779	772,580
Acquisition related costs	23,676	87,060	23,676	266,738
Adjusted EBITDA	$(942,317)	$1,015,036	$(2,130,512)	$1,439,078

About Item 9 Labs Corp.
Item 9 Labs Corp. (OTCQX: INLB) is a vertically integrated cannabis operator and dispensary franchisor delivering premium products from its large-scale cultivation and production facilities in the United States. The award-winning Item 9 Labs brand specializes in best-in-class products and user experience across several cannabis categories. The company also offers a unique dispensary franchise model through the national Unity Rd. retail brand. Easing barriers to entry, the franchise provides an opportunity for both new and existing dispensary owners to leverage the knowledge, resources, and ongoing support needed to thrive in their state compliantly and successfully. Item 9 Labs brings the best industry practices to markets nationwide through distinctive retail experience, cultivation capabilities, and product innovation. The veteran management team combines a diverse skill set with deep experience in the cannabis sector, franchising, and the capital markets to lead a new generation of public cannabis companies that provide transparency, consistency, and well-being. Headquartered in Arizona, the company is currently expanding its operations space up to 640,000+ square feet on its 50-acre site, one of the largest properties in Arizona zoned to grow and cultivate flower. For additional information, visit item9labscorp.com.

Use of Non-GAAP Financial Measures
To supplement the Company's financial statements presented on a GAAP basis, Item 9 Labs Corp. provides Adjusted EBITDA as a supplemental measure of its performance. To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro forma operations, Item 9 Labs Corp. supplements its consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with Adjusted EBITDA as a non-GAAP financial measure of earnings. Adjusted EBITDA represents EBITDA plus stock-based compensation and acquisition related expenses. Item 9 Labs Corp. management uses Adjusted EBITDA as a financial measure to evaluate the profitability and efficiency of the business model. The Company uses these non-GAAP financial measures to assess the strength of the underlying operations of the business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze its operations between periods and over time. Item 9 Labs Corp. finds this especially useful when reviewing pro forma results of operations, which include large non-cash amortizations of intangible assets from acquisitions and stock-based compensation. Investors should consider its non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, including, but not limited to, risks and effects of legal and administrative proceedings and governmental regulation, especially in a foreign country, future financial and operational results, competition, general economic conditions, proposed transactions that are not legally binding obligations of the company and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include the introduction of new technology, market conditions and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Media Contact:
Item 9 Labs Corp.
Jayne Levy, VP of Communications
Email: Jayne@item9labs.com

Investor Contact:
Item 9 Labs Corp.
800-403-1140
Email: investors@item9labscorp.com